METROPOLITAN SERIES FUND

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

METROPOLITAN SERIES FUND

(Name of registrant as specified in its charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Explanatory Note

This Amendment No. 1 to Schedule 14A is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Met Investors Series Trust and Metropolitan Series Fund (the “Trusts”), which was filed on December 19, 2016, in order to correct the information provided in Appendix C to the Proxy Statement regarding the fees paid to MetLife Advisers, LLC by certain series of the Trusts during the most recent fiscal year ended December 31, 2015. No other changes have been made to the Proxy Statement and the definitive proxy statement materials that are being mailed to the shareholders of the Trusts include the corrected information.

Supplemental Information

The following information supersedes the information provided in Appendix C regarding the fees paid to the Manager during the Last Fiscal Year (After Any Advisory Fee Waiver) for the indicated Portfolios. No other information in Appendix C is superseded or amended:

Jennison Growth Portfolio	$15,187,629
Loomis Sayles Small Cap Core Portfolio	$3,830,244
Loomis Sayles Small Cap Growth Portfolio	$3,362,347
Met/Artisan Mid Cap Value Portfolio	$10,671,265
Met/Dimensional International Small Company Portfolio	$5,688,269
Met/Wellington Balanced Portfolio	$5,663,766
Met/Wellington Core Equity Opportunities Portfolio	$21,069,573
MSCI EAFE® Index Portfolio	$2,989,859